Exhibit 99.1

Gladstone Investment Corporation Announces Strategic Succession Plan

McLean, VA, March 23, 2026: Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) today announced several executive officer appointments in connection with the Company’s strategic succession plan.

David Gladstone has stepped down as the Company’s Chief Executive Officer (“CEO”), effective immediately; however, he will remain as the Company’s Chairman of the Board of Directors, a member of the Company’s investment committee, and also continue as Chairman, CEO, and President of the Company’s affiliated investment adviser, Gladstone Management Corporation.

David Dullum, the Company’s President since 2008, has succeeded Mr. Gladstone as CEO, and John Sateri, a twenty-year veteran at Gladstone and a current member of the Company’s investment committee, has been appointed Chief Investment Officer.

Erika Highland and Christopher Lee, both current senior managing directors, have also been appointed Executive Vice Presidents of the Company, effective immediately. After over twenty years at Gladstone in various roles of increasing responsibility, Ms. Highland will also succeed Mr. Dullum as the Company’s President, effective October 1, 2026.

These promotions reflect the strength and depth of the management team at the Company.

Today’s announcement highlights Mr. Gladstone’s long tenure with the Company, as its founder, Chairman, and CEO, beginning in 2005, and building it from its IPO to a fund with over $1.2 billion in total assets. In his role, Mr. Gladstone has overseen enormous growth and has set the Company on a path for continued success.

Today’s appointments are the result of a comprehensive strategic succession plan process designed to ensure long-term continuity, stability, and strategic alignment and reflect the Board’s confidence in current management’s ability to lead the Company through its continued growth. This succession plan will also separate the Chairman and CEO roles at the Company, further aligning with best practices for corporate governance and oversight.

Mr. Gladstone, commented, “Gladstone Investment has not only been part of my life’s work, but also one of the great privileges of my life. I am grateful for the opportunity to lead such an extraordinary team over the past twenty-one years and am confident that our new leadership team will lead the Company through many decades to come. It is proud moment to see the Gladstone family of funds celebrating its silver anniversary, our twenty-fifth year in business.”

Walter Wilkinson, Lead Independent Director of the Board, commented, “As the visionary founder of the Gladstone family of funds and more than twenty-one years as CEO of Gladstone Investment, David has built this Company from its IPO to the renowned BDC it is today. The Board and I extend our deep appreciation and gratitude for David’s extraordinary leadership.”

Mr. Dullum added, “As I take on this new role as the Company’s CEO, I am grateful for David’s mentorship and friendship over the past twenty-five years. We have an extremely talented team and I am excited to continue building on our strong foundation and growth with the elevation of Erika Highland to President. She has managed several significant portfolio successes for our fund and is highly qualified for this role.”

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations.

About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties as they relate to expectations, beliefs, projections, future plans and strategies, anticipated events, or trends concerning matters that are not historical facts and may ultimately prove to be incorrect or false. Forward-looking statements include information about possible or assumed future events, including, without limitation, those relating to future performance. Words such as “may,” “will,” “plan,” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those included within or contemplated by such statements, including, but not limited to, the description of risks and uncertainties in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Gladstone Investment’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2025, and certain other filings made with the SEC (accessible at www.sec.gov). Gladstone Investment cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. Gladstone Investment undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: For further information: Gladstone Investment Corporation, (703) 287-5893.